UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 15, 2014 (April 10, 2014)

AS SEEN ON TV, INC.
(Exact name of registrant as specified in its charter)
Florida	000-53539	80-0149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14044 Icot Boulevard Clearwater, Florida 33760 (Address of principal executive offices) (Zip Code) (727) 451-9510 Registrant’s telephone number, including area code

___________________________________________________________

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Following the previously announced merger pursuant to which Infusion Brands, Inc. (“Infusion”) became a wholly owned subsidiary of As seen On TV, Inc. (the “Company), completed on April 2, 2014, Ronald C. Pruett, Jr. resigned as President and Chief Executive Officer of As Seen on TV, Inc. (the “Company”), effective as of April 10, 2014. Mr. Pruett, Jr. remains a salaried employee of the Company.

On April 10, 2014, the board of directors of the Company made two new executive officer appointments. First, the board appointed Robert DeCecco, age 46, as Chief Executive Officer of the Company. Since 2010, Mr. DeCecco has served as President and Chief Executive Officer of Infusion Brands International, Inc. (“INBI”), formerly the parent company of Infusion, a company that produces and sells consumer products. Mr. DeCecco has also served as Chief Financial Officer of INBI since 2009. Mr. DeCecco still holds his positions with INBI, although the Company has now acquired all of the business and assets of Infusion. In addition, INBI is now a controlling shareholder of the Company.

Second, the board appointed Allen Clary, age 43, as President of the Company. Prior to his appointment, Mr. Clary has served as Chief Operating Officer of INBI since 2011, and maintains that position. He also served in this capacity from July 2009 to May 2010, before pursuing and founding the personal productivity website jibidee.com.

Each of Messrs. DeCecco and Clary is party to an employment agreement with INBI, each of which was assigned to Infusion in connection with the Company’s acquisition of Infusion. The agreements provide for base salaries in the amount of either $260,000 (for Mr. DeCecco) or $185,000 (for Mr. Clary), but are otherwise identical. Each agreement provides for ordinary executive benefits and perquisites, and imposes standard non-competition and non-solicitation covenants. The agreements contain a provision which provides that for 360 days following any change in control, the termination or resignation of the officer will be treated as a termination without cause. As such, the officer would be entitled to severance compensation equal to the greater of (i) two years’ compensation or (ii) the remaining compensation left for the term of his agreement, and all unvested stock, stock equivalents or stock options would immediately vest in full, free of Company-imposed restrictions. In connection with the Company’s acquisition of Infusion, each of Messrs. DeCecco and Clary has executed an amendment to their employment agreement to set the expiration date of the employment agreements at June 15, 2018, and waive for 360 days any right to change in control payments to which they might otherwise be entitled upon resignation or termination for cause following such acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ Dennis W. Healey
Dennis W. Healey
Chief Financial Officer

Date: April 15, 2014

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